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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
 January 1, 2003

ALBANY MOLECULAR RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25323 (Commission File Number)	14-1742717 (I.R.S. Employer Identification No.)
21 Corporate Circle, P.O. Box 15098, Albany, NY 12212-5098 (Address of principal executive offices and zip code)
(518) 464-0279 (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

        As previously reported, Albany Molecular Research, Inc., a Delaware corporation (the "Company"), acquired the remaining outstanding common stock of Organichem Corporation, a Delaware corporation ("Organichem"). On January 1, 2003, the Company exercised its conversion option with respect to $15 million of Organichem subordinated debentures. The conversion of the debentures into additional shares of Organichem common stock increases the Company's ownership in Organichem from 39.2% to 75%. On February 12, 2003, the Company purchased the remaining outstanding shares of Organichem for $29.9 million in cash.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired

  The balance sheets of Organichem as of September 30, 2002 and December 31, 2001 and statements of operations, changes in equity, and cash flows for the nine months ended September 30, 2002 and for the year ended December 31, 2001 contained in Exhibit 99.2 attached hereto are incorporated herein by reference.

  (b)
  Pro Forma financial information

  The unaudited Pro Forma Condensed Combined Financial Statements for Albany Molecular Research, Inc. contained in Exhibit 99.3 attached hereto are incorporated by reference.

  (c)
  Exhibits

  99.2
  Historical Financial Statements of Organichem Corporation

  99.3
  Pro Forma Financial Statements of Albany Molecular Research, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2003	ALBANY MOLECULAR RESEARCH, INC.
	By:	/s/ DAVID P. WALDEK David P. Waldek Chief Financial Officer

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SIGNATURES